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                          FUTURE ADVANCE
                          PROMISSORY NOTE
$5,365,000.00
Dated: April 29,1998

FOR VALUE RECEIVED, the undersigned, EMERITUS PROPERTIES V, INC., a Washington corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of DEUTSCHE BANK AG, NEW YORK BRANCH or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of FIVE MILLION THREE HUNDRED SIXTY FIVE THOUSAND 00/100 DOLLARS ($5,365,000.00) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower and the Lender on the dates and in the amounts specified in the Credit Agreement.

The Borrower promises to pay to Lender or its registered assigns interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as
Lender, at Lender's Account, in same day funds.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Loan") by the Lender to the Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Promissory Note also constitutes the Future Advance Note as referred to in the Mortgage Modification and Future Advance
Agreement between the Borrower and the Lender of even date herewith.

All parties now and hereafter liable with respect to this Note hereby waive presentment, demand, protest and all other notices of any kind.
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This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

PLEASE BE ADVISED THAT ORAL
AGREEMENTS OR ORAL COMMITMENTS TO
LOAN MONEY, EXTEND CREDIT OR
FORBEAR FROM ENFORCING REPAYMENT
OF A DEBT ARE NOT ENFORCEABLE
UNDER WASHINGTON LAW.
EMERITUS PROPERTIES V, INC.
a Washington corporation

By:  /s/  Jean T. Fukuda

Name:   Jean T. Fukuda
Title:  Secretary
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